Exhibit 4.21
                               SEVENTH AMENDMENT

SEVENTH AMENDMENT (this "Amendment"), dated as of September 30, 1998, among American Pad & Paper Company ("Holdings"), WR Acquisition, Inc. ("WR Acquisition"), American Pad & Paper Company of Delaware, Inc. (the "Borrower"), the lending institutions party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), Bank of Tokyo-Mitsubishi Trust Company, Bank One Texas, N.A., The Bank of Nova Scotia and The First National Bank of Boston, as Co-Agents (the "Co-Agents"), and Bankers Trust Company, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H:


WHEREAS, Holdings, WR Acquisition, the Borrower, the Banks, the Co-Agents and the Agent are party to a Credit Agreement, dated as of July 8, 1996 (as amended, modified and supplemented prior to the date hereof, the "Credit Agreement"); WHEREAS, Holdings, WR Acquisition, the Borrower, the Banks, the Co-Agents and the Agent are party to a number of amendments, modifications and waivers in connection with the Credit Agreement, including without limitation the Third Amendment, dated as of February 6, 1998 (the "Third Amendment"); and WHEREAS, the Borrower has requested that the Banks provide the amendments, waivers, consents and agreements provided for herein and the Banks have agreed to provide such amendments, waivers, consents and agreements on the terms and conditions set forth herein;

NOW, THEREFORE, it is agreed:
A.       Amendments

1. Section 3.03(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

(b) In addition to any other mandatory  commitment  reductions  pursuant to this
Section 3.03 (but subject to the last sentence of each of Section 3.03(c) and Section 3.03(g)), the Total Revolving Loan Commitment shall be permanently reduced on the dates set forth below by the amounts set forth opposite such dates below:

     Date                         Amount
     December 31, 1998            $25,000,000
     December 31, 1999            $25,000,000
     July 8, 2000                 $50,000,000

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                                                                 Exhibit 4.21

2. Section 3.03(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(c) In addition to any other mandatory  commitment  reductions pursuant to this
Section 3.03, on the third Business Day after each date on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives Cash Proceeds from any Asset Sale (or, in the case of an Asset Sale in which payments to Holdings or any of its Subsidiaries originate from outside the United States, within five Business Days after the date of receipt of such Cash Proceeds), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds from such Asset Sale. Each mandatory reduction pursuant to this Section 3.03(c) shall be applied to reduce future scheduled reductions pursuant to Section 3.03(b) as follows: (i) first, to reduce in full the scheduled reduction on July 8, 2000, and (ii) second, in inverse order of maturity."

3. Section 3.03(d) of the Credit Agreement is hereby amended by deleting the first parenthetical phrase appearing therein and by inserting in lieu thereof the following new parenthetical phrase:

"(other than Indebtedness permitted to be incurred pursuant to Section 8.04 as in effect on the Effective Date, except for Indebtedness incurred under Section 8.04(p) the net cash proceeds of which will be required to be applied to reduce the Total Revolving Loan Commitment pursuant to this Section 3.03(d))".

4. Section 3.03(e) of the Credit Agreement is hereby amended by deleting the reference to "50%" contained therein and inserting "100%" in lieu thereof.

5. Section 3.03 of the Credit Agreement is hereby further amended by (a) redesignating clauses (g) and (h) thereof as clauses (h) and (i), respectively, and (b) inserting therein immediately following clause (f) thereof the following new clause (g):

(g) In addition to any other mandatory  commitment  reductions  pursuant to this
Section 3.03, on the 90th day following each fiscal year of Holdings (commencing with the fiscal year ended December 31, 1999), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of Excess Cash Flow for such fiscal year. Each mandatory reduction pursuant to this
Section 3.03(g) shall be applied to reduce future scheduled reductions pursuant to Section 3.03(b) in inverse order of maturity.

6. Section 8.02(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

(d) the Borrower and its Subsidiaries may sell assets, provided that (x) the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (d) shall not exceed $10,000,000 in any fiscal year of the Borrower, (y) each such asset sale is for at least 85% cash and at fair market value (as determined in good faith by the Borrower) and (z) the Net Cash Proceeds therefrom are applied to reduce the Total Revolving Loan Commitment as provided in Section 3.03(c);.

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                                                                 Exhibit 4.21

7. Section 8.02(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(e) the Borrower and its Subsidiaries may sell other assets, provided, that the aggregate sale proceeds from all such asset sales pursuant to this clause (e) are reinvested within one year following such sale in assets which, in the reasonable judgment of the Borrower, are useful to the Borrower's business and do not exceed $250,000 in any fiscal year of the Borrower;".

8. Section 8.02(q) of the Credit Agreement is hereby amended to read in its entirety as follows:

(q) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Wholly-Owned Subsidiaries may acquire assets or the capital stock of any Person (any such acquisition permitted by this clause
(q), a (Permitted Acquisition), provided, that(i)no such Permitted Acquisition shall be consummated without the prior written consent of the Required Banks,
(ii) such Person (or the assets so acquired)was, immediately prior to such acquisition, engaged(or used) primarily in the business permitted pursuant to
Section 8.01(a),(iii)if such acquisition is structured as a stock acquisition, then either(A)the Person so acquired becomes a Wholly-Owned Subsidiary of the Borrower or (B)such Person is merged with and into the Borrower or a Wholly-Owned Subsidiary of the Borrower(with the Borrower or such Wholly-Owned Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.15 have been complied with in respect of such Person and (iv) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 8.03 or 8.04, as the case may be.

9. Section 8.02(u) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(u) the Permitted Sale-Leaseback Transactions shall be permitted so long as (i) the Net Cash Proceeds therefrom are applied to reduce the Total Revolving Loan Commitment as provided in Section 3.03(c) and (ii) the lease obligations created thereby are otherwise permitted under this Agreement;".

10. Section 8.02 of the Credit Agreement is hereby further amended by (a) deleting the word "and" appearing at the end of clause (x) thereof, (b) deleting the period at the end of clause (y) thereof and inserting "; and" in lieu thereof, and (c) inserting at the end thereof the following new clause (z):

"(z) the Borrower and its Subsidiaries may sell the assets listed on Annex X hereto, in each case provided that (x) each such sale is for at least 85% cash and at fair market value (as determined in good faith by the Borrower) and (y) the Net Cash Proceeds therefrom are applied to reduce the Total Revolving Loan Commitment as provided in Section 3.03(c)."

                                                                 Exhibit 4.21

11. Section 8.04(e) of the Credit Agreement is hereby amended by deleting clause
(ii) (B) contained  therein in its entirety and  inserting the following  clause
(ii) (B) in lieu thereof:

"(B) during any fiscal year of the Borrower thereafter shall not exceed $15,000,000;".

12. Section 8.04(o) of the Credit Agreement is hereby amended to read in its entirety as follows:

(o) Indebtedness of Holdings incurred under Permitted Holdings PIK Securities, provided that (i) such PermittedHoldings PIK Securities are issued in connection with and asconsideration for a Permitted Acquisition and (ii) the aggregate outstanding principal amount of Permitted Holdings PIK Securities constituting Indebtedness, when added to the liquidation preference of Permitted Holdings PIK Securities constituting preferred stock, shall not exceed $10,000,000 (plus the amount of interest or accrued dividends, as the case may be, on such Permitted Holdings PIK Securities paid in kind or through accretion); and". 13. Section 8.06(f) of the Credit Agreement is hereby amended by adding the following phrase at the end thereof:

", provided, that no loan may be made pursuant to this clause (ii) after September 15, 1998".

14. Section 8.06(i) of the Credit Agreement is hereby amended by deleting the reference to "$2,500,000" contained therein and inserting "$500,000" in lieu thereof.

15. Section 8.06(u) of the Credit Agreement is hereby amended by deleting the reference to "$7,500,000" contained therein and by inserting in lieu thereof a reference to "$250,000".

16. Section 8.07(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(ii) Intentionally Omitted;".

17. Section 8.07(iii) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(iii) Intentionally Omitted;".

                                                                  Exhibit 4.21

18. Section 8.07(vi) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(vi) Intentionally Omitted; and".

19. Notwithstanding anything to the contrary contained in Section 8.08 of the Credit Agreement, neither Holdings nor any of its Subsidiaries may make any payments pursuant to clause (iii) or (viii) of such Section, provided that such amounts may accrue and may be payable when the Credit Agreement has been terminated and all Obligations have been paid in full or otherwise when permitted to be paid by the Required Banks.

20. Section 8.09(a) of the Credit Agreement is hereby amended by deleting clause
(y) contained therein in its entirety and inserting the following new clause (y) in lieu thereof:

"(y) the Borrower and its Subsidiaries may make Capital Expenditures (i) during the fiscal quarter ended September 30, 1998, in an amount not to exceed $3,000,000, (ii) during the two fiscal quarter period ended December 31, 1998, in an amount not to exceed $8,500,000 (and so long as the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries in fiscal year 1998 does not exceed $15,000,000) and (iii) during each fiscal year thereafter, for the period from the first day of such fiscal year to the end of each fiscal quarter occurring in such fiscal year set forth below (on a cumulative basis), in an amount not to exceed the amount set forth opposite such fiscal quarter below:

Fiscal Year        Fiscal Quarter Ending               Amount
1999               March 31, 1999                      $ 5,500,000
                   June 30, 1999                       $ 9,500,000
                   September 30, 1999                  $13,500,000
                   December 31, 1999                   $15,000,000
2000               March 31, 2000                      $ 3,750,000
                   June 30, 2000                       $ 7,500,000
                   September 30, 2000                  $11,250,000
                   December 31, 2000                   $15,000,000
2001               March 31, 2001                      $ 3,750,000
                   June 30, 2001                       $ 7,500,000

                                                                 Exhibit 4.21

21. Section 8.09(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(b) Intentionally Omitted."

22. Section 8.09(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(c) Intentionally Omitted."

23. Section 8.09(f) of the Credit Agreement is hereby deleted in its entirety.

24. Section 8.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

"8.10 Minimum Consolidated EBITDA. (a) The Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

Fiscal Quarter Ending ..................................   Minimum Consolidated
                                     EBITDA
  September 30, 1998 .........................................   $ 5,500,000
  December 31, 1998 ..........................................   $18,825,000
    March 31, 1999 ...........................................   $24,400,000
     June 30, 1999 ...........................................   $35,200,000
  September 30, 1999 .........................................   $44,800,000
  December 31, 1999 ..........................................   $52,600,000
    March 31, 2000 ...........................................   $53,500,000
    June 30, 2000 ............................................   $55,800,000
  September 30, 2000 .........................................   $61,300,000
  December 30, 2000 ..........................................   $72,400,000
    March 31, 2001 ...........................................   $73,900,000
    June 30, 2001 ............................................   $76,700,000"

                                                                  Exhibit 4.21

(b) The Borrower will not permit Consolidated EBITDA for the period from and including July 1, 1998 to and including February 28, 1999 (taken as one accounting period) to be less than $22,100,000.

25. Section 8.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

"8.11 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending ........................     Interest Coverage Ratio
 September 30, 1998 ..........................           0.45:1.00
  December 31, 1998 ..........................           0.85:1.00
   March 31, 1999 ............................           0.75:1.00
    June 30, 1999 ............................           0.80:1.00
 September 30, 1999 ..........................           1.00:1.00
  December 31, 1999 ..........................           1.20:1.00
   March 31, 2000 ............................           1.25:1.00
    June 30, 2000 ............................           1.25:1.00
 September 30, 2000 ..........................           1.40:1.00
  December 30, 2000 ..........................           1.70:1.00
   March 31, 2001 ............................           1.80:1.00
    June 30, 2001 ............................           1.90:1.00"


26. Section 8.12 of the Credit Agreement (as amended) is hereby amended to read in its entirety as follows:

"8.12 Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be more than the ratio set forth opposite such period below:

                                                                 Exhibit 4.21

                    Period ................................       Leverage Ratio
June 30, 1999 through September 29, 1999 ..................       11.35:1.00
September 30, 1999 through December 30, 1999 ..............       9.00:1.00
December 31, 1999 through March 30, 2000 ..................       6.90:1.00
March 31, 2000 through June 29, 2000 ......................       6.75:1.00
June 30, 2000 through September 29, 2000 ..................       6.50:1.00
September 30, 2000 through December 30, 2000 ..............       5.90:1.00
December 31, 2000 through March 30, 2001 ..................       4.95:1.00
March 31, 2001 through June 29, 2001 ......................       4.30:1.00
Thereafter ................................................       4.15:1.00"


27. Section 8.13(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

"(i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Senior Subordinated Note or any Permitted Holdings PIK Security."

28. Section 8 of the Credit Agreement is hereby amended by inserting at the end thereof the following new Section 8.16:

"8.16 Quick Ratio. The Borrower will not permit the Quick Ratio as of any date set forth below to be more than the ratio set forth opposite such date below:

                                                                  Exhibit 4.21

                 Date .................................              Quick Ratio
September 30, 1998 ....................................              1.40:1.00
December 31, 1998 .....................................              1.25:1.00
March 31, 1999 ........................................              1.45:1.00
June 30, 1999 .........................................              1.35:1.00
September 30, 1999 ....................................              1.30:1.00
December 31, 1999 .....................................              1.00:1.00
March 31, 2000 ........................................              1.20:1.00
June 30, 2000 .........................................              1.20:1.00
September 30, 2000 ....................................              1.20:1.00
December 31, 2000 .....................................              1.20:1.00
March 31, 2001 ........................................              1.20:1.00
June 30, 2001 .........................................              1.20:1.00"


29. The definitions of "Applicable Base Rate Margin", "Applicable Commitment Fee Percentage", "Applicable Eurodollar Margin" and "Interest Reduction Discount" contained in Section 10 of the Credit Agreement are hereby amended to read in their entirety as follows:

"Applicable Base Rate Margin" shall mean a percentage per annum equal to 3.00%, less the then applicable Interest Reduction Discount, if any.

"Applicable Commitment Fee Percentage" shall mean a percentage per annum equal to .50%, provided, that from and after any Start Date to and including the corresponding End Date, the Applicable Commitment Fee Percentage shall be the respective percentage per annum set forth in clause (A), (B), (C) or (D) below if, but only if, as of the Test Date for such Start Date the applicable conditions set forth in clause (A), (B), (C) or (D) below, as the case may be, are met:

(A) .45% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.5:1.0 and none of the conditions set forth in clause (B), (C) or (D) below are satisfied;

                                                                 Exhibit 4.21

(B) .40% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.0:1.0 and neither of the conditions set forth in clause (C) or (D) below, as the case may be, are satisfied;

(C) .35% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.5:1.0 and the condition set forth in clause (D) below is not met; or

(D) .30% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.0:1.0.

Notwithstanding anything to the contrary contained above in this definition, the Applicable Commitment Fee Percentage shall be .50% at all times (i) prior to the delivery of the June 30, 1999 financial statements pursuant to Section 7.01(b),
(ii) when the Leverage Ratio shall be more than 3.50:1.00 and (iii) when an Event of Default shall exist.

"Applicable Eurodollar Margin" shall mean a percentage per annum equal to 4.00%, less the then applicable Interest Reduction Discount, if any.

"Interest Reduction Discount" shall mean zero, provided that from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Interest Reduction Discount shall be the respective percentage per annum set forth in clause (A), (B), (C), (D), (E), (F) or (G) below if, but only if, as of the last day of the most recent fiscal quarter or year, as the case may be, ended immediately prior to such Start Day (the "Test Date"), the applicable conditions set forth in clause (A), (B), (C), (D), (E), (F) or (G) below, as the case may be, are met:

(A) .50% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 8.00:1.00 and none of the conditions set forth in clause (B), (C), (D), (E), (F) or (G) below, as the case may be, are satisfied;

(B) 1.00% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 7.00:1.00 and none of the conditions set forth in clause (C), (D), (E), (F) or (G) below, as the case may be, are satisfied;

(C) 1.50% if, but not only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 6.50:1.00 and none of the conditions set forth in clause (D), (E), (F) or (G) below, as the case may be, are satisfied;

                                                                 Exhibit 4.21

(D) 1.75% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 6.00:1.00 and none of the conditions set forth in clause (E), (F) or (G) below, as the case may be, are satisfied;

(E) 2.00% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 5.00:1.00 and none of the conditions set forth in clause (F) or (G) below, as the case may be, are satisfied;

(F) 2.25% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and the condition set forth in clause (G) below is not satisfied; or

(G) 2.50% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.00.

Notwithstanding anything contained above in this definition, the Interest Reduction Discount shall be zero at all times (i) prior to the delivery of the June 30, 1999 financial statements pursuant to Section 7.01(b), (ii) when the Leverage Ratio shall be more than 8.00:1.00 and (iii) when an Event of Default shall exist.

30. The definition of "Consolidated EBITDA" contained in Section 10 of the Credit Agreement is hereby amended to read in its entirety as follows:

"Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation expense and amortization expense that were deducted in determining Consolidated EBIT for such period, it being understood and agreed, however, that Consolidated EBITDA shall be determined without giving effect to any Restructuring Charges otherwise deducted in determining Consolidated EBITDA for such period.

31. The definition of "Cumulative Income Amount" contained in Section 10 of the Credit Agreement is hereby deleted in its entirety.

32. The definition of "Test Period" contained in Section 10 of the Credit Agreement is hereby amended to read in its entirety as follows:

"Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (taken as one period), or, if shorter, the period from July 1, 1998 to the last day of the fiscal quarter then last ended.

33. The following new definitions are hereby inserted into Section 10 of the Credit Agreement in appropriate alphabetical order:

                                                                 Exhibit 4.21

"Consolidated Current Assets" shall mean, at any time, the current assets (other than cash, Cash Equivalents and deferred income taxes to the extent included in current assets) of the Borrower and its Subsidiaries (including, without limitation, the interest in accounts receivable represented by the transferor certificate held by the Receivables Entity) at such time determined on a consolidated basis.

"Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Borrower and its Subsidiaries determined on a consolidated basis, but excluding deferred income taxes and the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

"Excess Cash Flow" shall mean, for any period (i) the sum of (A) Consolidated Net Income for such period, plus (B) the amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization, non-cash interest expense and Restructuring Charges) included in determining Consolidated Net Income for such period plus (C) the decrease, if any, in Working Capital from the first day to the last day of such period (except to the extent that such decrease occurs as a result of an increase in the Accounts Receivable Facility), minus (ii) the sum (without duplication) of (A) any non-cash credits (including from sales of assets) included in determining Consolidated Net Income for such period, (B) gains from sales of assets (other than sales of inventory in the ordinary course of business) included in determining Consolidated Net Income for such period, (C) all Capital Expenditures (excluding Capital Expenditures made during such period that are financed by Indebtedness, including Capitalized Lease Obligations but excluding Loans hereunder), (D) the amount expended in respect of Permitted Acquisitions during such period, except to the extent constituting Capital Expenditures or financed with Indebtedness, (E) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than (1) repayments of Indebtedness with proceeds of issuance of other Indebtedness or with proceeds Recovery Events and (2)
repayments of Loans or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a mandatory commitment reduction under Section 3.03(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (F) non-cash charges added back in a previous period pursuant to clause (i)(B) above to the extent any such charge has become a cash item in the current period, (G) the increase, if any, in Working Capital from the first day to the last day of such period, (H) costs incurred by Holdings during such period and paid for with the proceeds of dividends paid by the Borrower pursuant to Section 8.07(iv) to the extent not deducted in determining Consolidated Net Income for such period and (I) any cash disbursements made against noncurrent liabilities (such as transition reserves and deferred taxes) to the extent not deducted in determining Consolidated Net Income for such period.

                                                                 Exhibit 4.21

"Restructuring Charges" shall mean restructuring charges taken by Holdings and its Subsidiaries relating to plant rationalization and obsolete inventory, provided that such restructuring charges shall only constitute Restructuring Charges hereunder if taken on or after July 1, 1998 and on or before December 31, 2000, and the aggregate amount of Restructuring Charges shall not exceed (i) in the case of the plant rationalization program, $13,300,000 and (ii) in the case of obsolete inventory, $2,900,000.

"Quick Ratio" shall mean, at any time, the ratio of (i) inventory of the Borrower and its Subsidiaries at such time to (ii) the accounts payable and accrued expenses (other than expenses accrued under Sections 8.08(iii) and (viii) of this Agreement) of the Borrower and its Subsidiaries at such time.

"Working Capital" shall mean the excess of Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents, and deferred income taxes to the extent included in current assets) over Consolidated Current Liabilities.

34. The Credit Agreement is hereby further amended by adding thereto a new Annex X in the form of Annex X attached hereto.

B. Consents, Waivers and Agreement

1. Section 1(b) of the Third Amendment is hereby amended by (i) deleting the references to "January 31, 1999" contained therein and inserting "September 30, 1998" in lieu thereof and (ii) deleting the references to "Scheduled 1/31/99 Reduction" contained therein and inserting "Scheduled September 30, 1998 Reduction" in lieu thereof.

2. The Banks hereby waive compliance with Sections 8.10 and 8.11 of the Credit Agreement for the Test Period ended June 30, 1998. The Banks hereby waive compliance with Section 8.12 of the Credit Agreement for the period from and including July 1, 1998 to but excluding September 30, 1998.

3. The Banks hereby agree that Section 6.03(ii) of the Credit Agreement is deemed amended to exclude from the scope of such representation and warrant any conflict that exists between Section 8.08 of the Credit Agreement (as modified by Section A(19) of this Amendment) and any management or similar agreement between Holdings or any of its Subsidiaries and Bain Capital and/or any Bain Affiliate.

4. In order to induce the Banks to enter into this Amendment, the Borrower hereby agrees to pay to each Bank which executes and delivers a counterpart of this Amendment on or before 12:.00 noon (New York time) on September 30, 1998, a fee equal to 1/4 of 1% of such Bank's Revolving Loan Commitment immediately after giving effect to this Amendment, such fee to be earned and payable on the Amendment Effective Date.

                                                                 Exhibit 4.21

C. Miscellaneous Provisions

1. In order to induce the Banks to enter into this Amendment, each of Holdings, WR Acquisition and the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Amendment Effective Date (as defined below) after giving effect to this Amendment and (ii) on the Amendment Effective Date, after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects.

2. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Required Banks, Holdings, WR Acquisition and the Borrower shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office.

3.  This   Amendment  is  limited  as  specified  and  shall  not  constitute  a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

5. All references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to such Credit Agreement after giving effect to this Amendment.

6. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
                                                                 * * *

                                                                Exhibit 4.21


IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date hereof.




AMERICAN PAD & PAPER COMPANY



By:
Name:
Title:


WR ACQUISITION, INC.


By:
Name:
Title:


AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC.


By:
Name:
Title:


BANKERS TRUST COMPANY, individually and as Agent


By:
Name:
Title:

                                                                Exhibit 4.21

BANKBOSTON, N.A.


By:
Name:
Title:



BANK LEUMI USA


By:
Name:
Title:


THE BANK OF NEW YORK


By:
Name:
Title:



THE BANK OF NOVA SCOTIA


By:
Name:
Title:



BANK OF SCOTLAND


By:
Name:
Title:

                                                                   Exhibit 4.21

BANK OF TOKYO-MITSUBISHI TRUST COMPANY


By:
Name:
Title:


BANK ONE TEXAS


By:
Name:
Title:


BANK POLSKA KASA OPIEKI, S.A.


By:
Name:
Title:


BEAR, STEARNS & CO. INC.


By:
Name:
Title:


CHASE SECURITIES, INC., as agent for CHASE MANHATTAN BANK


By:
Name:
Title:

                                                                  Exhibit 4.21

CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH


By:
Name:
Title:


By:
Name:
Title:


CIBC INC.



By:
Name:
Title:



ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG


By:
Name:
Title:


FIRST UNION CORP.


By:
Name:
Title:



GUARANTY FEDERAL BANK, F.S.B.



By:
Name:
Title:

                                                                  Exhibit 4.21

NATIONS BANK, N.A.


By:
Name:
Title:


PAM CAPITAL FUNDING, L.P., by HIGHLAND CAPITAL MANAGEMENT, L.P., as collateral manager



By:
Name:
Title:



THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH


By:
Name:
Title:



SANWA BUSINESS CREDIT CORPORATION


By:
Name:
Title:


SOCIETE GENERALE


By:
Name:
Title: